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                                                                    EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
                         AND EXCHANGE ACT RULE 13a-14(b)

      In connection with the annual report of NS Group, Inc. (the "Company") on Form 10-K for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Rene J. Robichaud, Chief Executive Officer of the Company, certify that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 7, 2005                                     /s/ Rene J. Robichaud
                                                        ---------------------
                                                        Rene J. Robichaud
                                                        Chief Executive Officer
                                                        NS Group, Inc.

      A signed original of this written statement or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to NS Group, Inc. and will be retained by NS Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.